Exhibit 10.12
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Armstrong Coal Company Inc	Supplement No.	5
7701 Forsyth Boulevard 10th Floor	Date	February 12, 2009
St. Louis MO 63105	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention Mr. Martin Wilson
The following excess cost is for light loaded cars on the train listed below that was shipped to Widows Creek Fossil Plant on August 3, 2008:

Train V23924	Contract 40668	$28,538.72	TCN# 196025

		TOTAL	$28,538.72
Our Accounts Payable Department will make the necessary adjustment to your account.

Tennessee Valley Authority
By	/s/ Eddie Spicer
Eddie Spicer
Fuel Contract Administrator

/s/
Contract Support Specialist

/s/
Manager of Coal Supply Date 3-11-09

cc: Tate Rich, President
Delta Coals, LLC
95 White Bridge Road #404
Nashville Tennessee 37205